Exhibit 10.5

COMCAST CORPORATION
2005 DEFERRED COMPENSATION PLAN
(As amended and restated effective December 31, 2025)
ARTICLE 1 – BACKGROUND AND COVERAGE OF PLAN
1.1. Background and Adoption of Plan.
1.1.1.Purpose; Amendment and Restatement. In recognition of the services provided by certain key employees and in order to make additional retirement benefits and increased financial security available on a tax-favored basis to those individuals, Comcast Corporation, a Pennsylvania corporation maintains this Comcast Corporation 2005 Deferred Compensation Plan (the “Plan”). The Committee hereby amends and restates the Plan effective December 31, 2025 (the “Restatement Effective Date”).
1.1.2.Prior Equity Plan.
(a)     Deferred compensation amounts attributable to Restricted Stock Units granted before July 1, 2023 (the “Plan Merger Date”), and income, gains, and losses credited with respect to such amounts, are outstanding under the Comcast Corporation 2022 Restricted Stock Plan (the “Prior Equity Plan”) and, to the extent a diversification election was made with respect thereto in accordance with the Prior Equity Plan, are outstanding under the Plan (as in effect immediately prior to the Plan Merger Date), and will remain subject to the terms of the Prior Equity Plan (and, to the extent a diversification election was made with respect thereto, the terms of the Plan as in effect immediately prior to the Plan Merger Date).
(b)     Participants who are RSU Deferral Eligible Employees and Non-Employee Directors may elect to defer the receipt of Restricted Stock Units granted on and after the Plan Merger Date as provided in Part B of Article 3. Restricted Stock Units granted on or after the Plan Merger Date (and income, gains and losses thereon) shall be subject to Initial Deferral Elections, Regular Deferral Elections, and Subsequent Deferral Elections as provided in this Plan.
1.2. Section 409A.
1.2.1.With respect to amounts held under the Plan that are subject to Section 409A, the Plan is intended to comply with the requirements of Section 409A, and the Plan shall be interpreted, administered and operated, accordingly. If any provision of the Plan or otherwise would frustrate or conflict with this intent, the provision, term, or condition shall be interpreted and deemed amended so as to avoid any such frustration or conflict. If any amount payable to a Participant under the Plan includes a “series of installment payments” (within the meaning of Treasury Regulation § 1.409A-2(b)(2)(iii)), a Participant’s right to such series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if any Award or other amount under the Plan includes “dividend equivalents” (within the meaning of Treasury Regulation § 1.409A-3(e)), a Participant’s right to such dividend equivalents shall be treated separately from the right to other amounts under the Award or other such amount. Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan, or any applicable Award Agreement, is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of non-compliance with Section 409A of the Code.
1.2.2.In addition to the powers reserved to the Board and the Administrator under Article 10 of the Plan, the Board and the Administrator reserve the right to amend the Plan, either retroactively or prospectively, in whatever respect is required to achieve and maintain compliance with the requirements of Section 409A.
1.3. Plan Unfunded and Limited to Non-Employee Directors, Directors Emeriti and Select Group of Management or Highly Compensated Employees. The Plan, including the deferral provisions of Article 3, is unfunded and is maintained primarily for the purpose of providing Non-Employee Directors, Directors Emeriti and a select group of management and other highly compensated employees the opportunity to defer the receipt of compensation otherwise payable to such Non-Employee Directors, Directors Emeriti and eligible employees in accordance with the terms of the Plan.
1.4. References to Written Forms, Elections and Notices. Any action under the Plan that requires a written form, election, notice or other action shall be treated as completed if taken via electronic or other means, to the extent authorized by the Administrator.
ARTICLE 2 – DEFINITIONS
2.1. “Account” means the bookkeeping accounts established pursuant to Section 5.1 and maintained by the Administrator in the names of the respective Participants, to which all amounts deferred, and earnings allocated under the Plan shall be credited, and from which all amounts distributed pursuant to the Plan shall be debited.
2.2. “Active Participant” means:
2.2.1.Each Participant who is in active service as a Non-Employee Director or a Director Emeritus; and
2.2.2.Each Participant who is actively employed by a Participating Company as an Eligible Employee.
2.3. “Administrator” means the Committee or its delegate.
2.4. “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, the term “control,” including its correlative terms “controlled by” and “under common control with,” mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
2.5. “Annual Rate of Pay” means, as of any date, an employee’s annualized base pay rate. An employee’s Annual Rate of Pay shall not include sales commissions or other similar payments or awards, including payments earned under any sales incentive arrangement for employees of NBCUniversal.
2.6. “Applicable Interest Rate.”
2.6.1.Active Participants.

(a)Protected Account Balances. Except as otherwise provided in Section 2.6.2, with respect to Protected Account Balances, the term “Applicable Interest Rate” means the interest rate that, when compounded daily pursuant to rules established by the Administrator from time to time, is mathematically equivalent to 12% (0.12) per annum, compounded annually.
(b)Crediting Rate. Except as otherwise provided in Section 2.6.2, for amounts (other than Protected Account Balances) credited with respect to Initial Deferral Elections, Regular Deferral Elections, or Company Credits, and for amounts credited pursuant to Subsequent Deferral Elections that are attributable to such amounts, the term “Applicable Interest Rate” means the interest rate that, when compounded daily pursuant to rules established by the Administrator from time to time, is mathematically equivalent to 9% (0.09) per annum, compounded annually.
2.6.2.Termination or Transition of Service. Effective for the period beginning (i) on the effective date of a significant reduction in a Participant’s compensation and services to the Company, as determined by the Administrator in its sole discretion, or (ii) on a Participant’s employment termination date, in each case, and ending on the date the Participant’s Account is distributed in full, unless otherwise determined by the Administrator in its sole discretion, the term “Applicable Interest Rate” for such Participant’s Account shall mean the lesser of (x) the rate in effect under Section 2.6.1 or (y) the Prime Rate plus one percent. A Participant’s re-employment by a Participating Company following an employment termination date shall not affect the Applicable Interest Rate that applies to the part of the Participant’s Account (including interest credited with respect to such part of the Participant’s Account) that was credited before such re-employment date.. Notwithstanding the foregoing, the Administrator may delegate its authority to determine the Applicable Interest Rate under this Section 2.6.2 to an officer of the Company or committee of two or more officers of the Company.
2.7. “Award” means an award of Restricted Stock Units granted under the Equity Plan.
2.8. “Award Agreement” means the grant document that includes the specific terms and conditions of an Award.
2.9. “Beneficiary” means such person or persons or legal entity or entities, including, but not limited to, an organization exempt from federal income tax under section 501(c)(3) of the Code, designated by a Participant or Beneficiary to receive benefits pursuant to the terms of the Plan after such Participant’s or Beneficiary’s death. If no Beneficiary is designated by the Participant or Beneficiary, or if no Beneficiary survives the Participant or Beneficiary (as the case may be), the Participant’s Beneficiary shall be the Participant’s estate, and the Beneficiary of a Beneficiary shall be the Beneficiary’s estate.
2.10. “Board” means the Board of Directors of the Company.
2.11. “Change of Control” means any transaction or series of transactions that constitutes a change in the ownership or effective control or a change in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A.
2.12. “Code” means the Internal Revenue Code of 1986, as amended.
2.13. “Comcast Spectacor” means Comcast Spectacor, LLC.

2.14. “Committee” means the Compensation and Human Capital Committee of the Board.
2.15. “Company” means Comcast Corporation, a Pennsylvania corporation, including any successor thereto by merger, consolidation, acquisition of all or substantially all the assets thereof, or otherwise.
2.16. “Company Credits” means amounts credited to a Participant’s Account that were approved before March 1, 2021 pursuant to provisions of the Plan that were in effect before the Plan Merger Date.
2.17. “Company Stock” means with respect to amounts credited to the Company Stock Fund (i) as Deferred Stock Units, (ii) pursuant to deferral elections by Non-Employee Directors or Directors Emeriti made pursuant to Section 3.1(a), and (iii) pursuant to deemed transfers pursuant to Article 5, Class A Common Stock, par value $0.01, of the Company and such other securities issued by the Company as may be subject to adjustment in the event that shares of Class A Common Stock are changed into, or exchanged for, a different number or kind of shares of stock or other securities, whether through merger, consolidation, reorganization, recapitalization, stock dividend, stock split-up or other substitution of securities of the Company. In such event, the Administrator shall make appropriate equitable anti-dilution adjustments to the number and class of hypothetical shares of Company Stock credited to Participants’ Accounts under the Company Stock Fund. Any reference to the term “Company Stock” in the Plan shall be a reference to the appropriate number and class of shares of stock as adjusted pursuant to this Section 2.17. The Administrator’s adjustment shall be effective and binding for all purposes of the Plan.
2.18. “Company Stock Fund” means a hypothetical investment fund pursuant to which income, gains, and losses are credited to a Participant’s Account as if the Account, to the extent deemed invested in the Company Stock Fund, were invested in hypothetical shares of Company Stock. All dividends and other distributions paid with respect to Company Stock shall be credited to an Other Investment Fund as a hypothetical purchase on the applicable dividend or distribution payment date, provided that with respect to Deferred Stock Units, including Company Stock credited to the Accounts of Non-Employee Directors, dividends and other distributions shall be credited to the Company Stock Fund as a hypothetical purchase of Company Stock at Fair Market Value on the applicable dividend or distribution payment date; provided further that any such dividends and other distributions shall be subject to the same vesting terms and conditions (including performance goals) as are applicable to the Deferred Stock Units (if any) in accordance with the terms of the Equity Plan and the applicable Award Agreement. Except to the extent provided by Section 5.2(b)(i)(C) with respect to Section 16 Officers or by the Administrator with respect to Participants who are not Section 16 Officers, amounts credited to the Company Stock Fund may not thereafter be transferred to the Income Fund or another Other Investment Fund. To the extent a distribution of a Participant’s Account is attributable to amounts credited to the Company Stock Fund (i) as Deferred Stock Units that have never been the subject of a completed Diversification Election or (ii) under circumstances described in Section 3.10.2(a) and 5.2(a)(vi), distributions shall be made in the form of shares of Company Stock. All other distributions of Account balances shall be made in cash.
2.19. “Compensation” means:
2.19.1.In the case of a Non-Employee Director, the total remuneration payable in cash or payable in Company Stock (as elected by a Non-Employee Director pursuant to the Comcast Corporation 2002 Non-Employee Director Compensation Plan) for services as a member of the Board and as a member of any committee of the Board and in the case of a Director Emeritus, the total remuneration payable in cash for services to the Board.

2.19.2.In the case of an Eligible Employee, the total cash remuneration for services payable by a Participating Company, excluding (i) Severance Pay, (ii) sales commissions or other similar payments or awards other than cash bonus arrangements described in Section 2.19.3, (iii) bonuses earned under any program designated by the Company’s Programming Division as a “long-term incentive plan,” and (iv) except as otherwise provided by the Administrator, spot bonuses or retention bonuses. For purposes of Section 2.42, the term “Compensation” shall not include cash remuneration for services payable by a Participating Company for services performed outside of the United States unless otherwise determined by the Administrator with respect to a Participant.
2.19.3.Except as otherwise provided by the Administrator, in the case of an Eligible Employee who is employed by NBCUniversal, the term “Compensation” shall include cash bonuses earned under any cash bonus arrangement under which there is a defined sales incentive target goal and target payout that provides for payment on a quarterly, semi-annual or annual basis, provided that such cash bonus arrangement is the exclusive cash bonus arrangement in which such Eligible Employee is eligible to participate.
2.20. “Contribution Limit” means the product of (i) five (5) times (ii) Total Compensation.
2.21. “Covered Participant” means, as of any relevant date of determination, (i) any officer of the Company within the meaning of Rule 3b-7 of the Securities Exchange Act of 1934, as amended (the “1934 Act”) for whom disclosure was required pursuant to Item 402 of SEC Regulation S-K in the Company’s most recent filing with the SEC under the 1934 Act, and (ii) any other individual, as determined by the Administrator in its discretion.
2.22. “Deceased Participant” means a Participant whose employment, or, in the case of a Participant who was a Non-Employee Director or Director Emeritus, whose service as a Non-Employee Director or Director Emeritus, is terminated by death.
2.23. “Deferred Stock Units” means the number of hypothetical Shares subject to the portion of an Award covered by an Election.
2.24. “Director Emeritus” means an individual designated by the Board, in its sole discretion, as Director Emeritus, pursuant to the Board’s Director Emeritus Policy.
2.25. “Disability” means:
2.25.1.An individual’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months;
2.25.2.Circumstances under which, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, an individual is receiving income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the individual’s employer; or
2.25.3.If different from the definition in Section 2.25.1 or Section 2.25.2 above, “Disability” as it may be defined in the employment agreement between the Participant and the Company or an Affiliate, if any.
2.26. “Disabled Participant” means:

2.26.1.A Participant whose employment or, in the case of a Participant who is a Non-Employee Director or Director Emeritus, whose service as a Non-Employee Director or Director Emeritus, is terminated by reason of Disability; or
2.26.2.The duly appointed legal guardian of an individual described in Section 2.26.1 acting on behalf of such individual.
2.27. “Domestic Relations Order” means any judgment, decree or order (including approval of a property settlement agreement) which:
2.27.1.Relates to the provision of child support, alimony payments or marital property rights to a spouse or former spouse of a Participant; and
2.27.2.Is made pursuant to a State domestic relations law (including a community property law).
2.28. “Diversification Election” means an election by a Participant other than a Non-Employee Director to have a portion of the Participant’s Account credited in the form of Deferred Stock Units and attributable to any grant of Restricted Stock or Restricted Stock Units deemed liquidated and credited thereafter under the Income Fund or an Other Investment Fund, as provided in Section 3.11, if (and to the extent that) it is approved by the Administrator in accordance with Section 3.11.2.
2.29. “Election” means, as applicable, an Initial Deferral Election, a Regular Deferral Election, or a Subsequent Deferral Election.
2.30. “Eligible Comcast Employee” means
2.30.1.Each employee of a Participating Company other than Comcast Spectacor and NBCUniversal, provided that such employee (a) has an Annual Rate of Pay of $350,000 or more as of both (i) the date on which an Initial Deferral Election or Regular Deferral Election is filed with the Administrator and (ii) the date on which the Initial Deferral Election or Regular Deferral Election becomes effective and (b) meets any other eligibility criteria that may be established by the Administrator; and
2.30.2.Each New Key Employee who is an employee of a Participating Company other than NBCUniversal.
2.31. “Eligible Comcast Spectacor Employee” means:
2.31.1.Each Eligible Comcast Employee who is providing services to Comcast Spectacor under a secondment arrangement between the Company and Comcast Spectacor.
2.31.2.Each employee of Comcast Spectacor, provided that such employee (a) has been designated as an Eligible Comcast Spectacor Employee by the Administrator and (b) has an Annual Rate of Pay of $350,000 or more as of both (i) the date on which an Initial Deferral Election or Regular Deferral is filed with the Administrator and (ii) the date on which the Initial Deferral Election or Regular Deferral Election becomes effective.
2.32. “Eligible Employee” means:
2.32.1.Each Eligible Comcast Employee;

2.32.2.Each Eligible NBCU Employee;
2.32.3.Each Eligible Comcast Spectacor Employee; and
2.32.4.Each other employee of a Participating Company who is designated by the Administrator, in its discretion, as an Eligible Employee.
2.33. “Eligible NBCU Employee” means individuals described in this Section 2.33, provided that, in each case, except as otherwise designated by the Administrator, such individual’s Compensation is administered under NBCUniversal’s common payroll system.
2.33.1.Each New Key Employee who is an employee of NBCUniversal.
2.33.2.Each employee of NBCUniversal who has been designated as a member of NBCUniversal’s Executive Committee or Management Committee by the Chief Executive Officer of NBCUniversal and approved by the Administrator.
2.34. “Equity Plan” means the Comcast Corporation 2023 Omnibus Equity Incentive Plan and any successor plan.
2.35. “Fair Market Value”
2.35.1.If Shares, or shares of any Other Investment Fund are listed on a stock exchange, Fair Market Value shall be determined based on the last reported sale price of a share on the principal exchange on which shares are listed on (i) the date of determination, or (ii) if such date is not a trading day, the next trading date.
2.35.2.If Shares, or shares of any Other Investment Fund are not so listed, but trades of shares are reported on a quotation system, Fair Market Value shall be determined based on the last quoted sale price of a share on the quotation system on (i) the date of determination, or (ii) if such date is not a trading day, the next trading date.
2.35.3.If Shares, or shares of any Other Investment Fund are not so listed nor trades of shares so reported, Fair Market Value shall be determined by the Administrator in good faith.
2.36. “Family Member” has the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto.
2.37. “Hardship” means an “unforeseeable emergency,” as defined in Section 409A. The Administrator shall determine whether the circumstances of the Participant constitute an unforeseeable emergency and thus a Hardship within the meaning of this Section 2.37. Following a uniform procedure, the Administrator’s determination shall consider any facts or conditions deemed necessary or advisable by the Administrator, and the Participant shall be required to submit any evidence of the Participant’s circumstances that the Administrator requires. The determination as to whether the Participant’s circumstances are a case of Hardship shall be based on the facts of each case; provided however, that all determinations as to Hardship shall be uniformly and consistently made according to the provisions of this Section 2.37 for all Participants in similar circumstances.
2.38. “High Balance Participant” means:

2.38.1.A Participant the value of whose Account that is deemed invested in the Income Fund is greater than or equal to the Income Fund Limit, as determined by the Administrator;
2.38.2.A Participant who is a Non-Employee Director; and
2.38.3.A Participant who is a Covered Participant.
2.39. “Inactive Participant” means each Participant (other than a Non-Employee Director or Section 16 Officer described in Section 3.5(a), Retired Participant, Deceased Participant or Disabled Participant) who is not in active service as a Non-Employee Director or Director Emeritus and is not actively employed by a Participating Company.
2.40. “Income Fund” means a hypothetical investment fund pursuant to which income, gains and losses are credited to a Participant’s Account as if the Account, to the extent deemed invested in the Income Fund, including an amount equal to the Fair Market Value of Deferred Stock Units subject to a Diversification Election is credited as of the effective date of such Diversification Election, were credited with interest at the Applicable Interest Rate. In addition, the Income Fund shall also be deemed to hold dividend equivalents and earnings on dividend equivalents credited with respect to Deferred Stock Units. For purposes of this Section 2.40, the Income Fund shall include amounts credited to the Income Fund under the Prior DC Plan and the Prior Equity Plan.
2.41. “Income Fund Limit” means:
2.41.1.With respect to Participants other than Participants described in Section 2.41.2, Section 2.41.3, and Section 2.41.4, $100 million, provided that if the amount credited to a Participant’s Income Fund is greater than $100 million, the Income Fund Limit applicable to such Participant for any applicable Plan Year shall be equal to the amount credited to a Participant’s Income Fund as of the December 31 immediately preceding such applicable Plan Year until such balance is equal to or less than $100 million.
2.41.2.With respect to Participants who are Non-Employee Directors, $0 (zero dollars).
2.41.3.With respect to Participants who are Covered Participants as of such date, $0 (zero dollars).
2.41.4.Effective as of the last day of the month following the date a Participant first becomes a Non-Employee Director or a Covered Participant, $0 (zero dollars).
(a)The Administrator may waive or modify downward the Income Fund Limit applicable to one or more High Balance Participants in its discretion. For purposes of this Section 2.41, the Income Fund shall include amounts credited to the Income Fund under the Prior DC Plan and the Prior Equity Plan.
2.42. “Initial Deferral Election.”
2.42.1.Non-Employee Directors and Directors Emeriti. With respect to Non-Employee Directors and Directors Emeriti, the term “Initial Deferral Election” means one or more written elections on a form provided by the Administrator and filed with the Administrator in accordance with Article 3, pursuant to which a Non-Employee Director or Director Emeritus may:

(a)Elect to defer the receipt of any portion of the Compensation payable for the performance of services as a Non-Employee Director or a Director Emeritus, net of required withholdings and deductions as determined by the Administrator in its sole discretion;
(b)Elect to defer the receipt of Restricted Stock Units; and
(c)Designate the time of payment of the amount of deferred Compensation and Deferred Stock Units to which the Initial Deferral Election relates.
2.42.2.Eligible Employees. With respect to Eligible Employees, the term “Initial Deferral Election” means one or more written elections provided by the Administrator and filed with the Administrator in accordance with Article 3, pursuant to which an Eligible Employee may:
(a)Subject to the limitations described in Section 2.42.3,
(i)elect to defer Compensation payable for the performance of services as an Eligible Employee following the time that such election is filed; and
(ii)with respect to an Eligible Employee who is an RSU Deferral Eligible Employee, elect to defer the receipt of Restricted Stock Units that qualify as Performance-Based Compensation; and
(b)Designate the time of payment of the amount of deferred Compensation and Deferred Stock Units to which the Initial Deferral Election relates.
2.42.3.The following rules shall apply to Initial Deferral Elections other than Initial Deferral Elections described in Section 2.42.2(a)(ii):
(a)Subject to the limits on deferrals of Compensation described in Section 2.42.3(b) and Section 2.42.3(c):
(i)the maximum amount of base salary available for deferral shall be determined net of required withholdings and deductions as determined by the Administrator in its sole discretion, but shall in no event be more than 85% of the Participant’s base salary; and
(ii)the maximum amount of a Signing Bonus available for deferral pursuant to an Initial Deferral Election shall not exceed 50% of the Signing Bonus, except as otherwise determined by the Administrator in its discretion on an exceptions basis for Participants who are not Section 16 Officers.
(b)The maximum amount subject to Initial Deferral Elections for any Plan Year shall not exceed 35% of Total Compensation, except as otherwise determined by the Administrator in its discretion on an exceptions basis for Participants who are not Section 16 Officers.
(c)No Initial Deferral Election with respect to Compensation expected to be earned in a Plan Year and credited to the “Income Fund” shall be effective if the sum of (x) the value of the Eligible Employee’s Account in the Plan, plus (y) the value of the Eligible Employee’s Account in the Prior DC Plan, plus (z) the value of the Eligible Employee’s Account in the Prior Equity Plan, in each case to the extent such Account is credited to the “Income Fund”

thereunder, exceeds the Contribution Limit with respect to such Plan Year, determined as of September 30th immediately preceding such Plan Year.
2.43. “NBCUniversal” means NBCUniversal, LLC, a Delaware limited liability company, and its subsidiaries.
2.44. “New Key Employee” means:
2.44.1.Employees of Comcast.
(a)Except as provided in Section 2.44.4, each employee of a Participating Company other than NBCUniversal and Comcast Spectacor:
(i)who (x) becomes an employee of a Participating Company and (y) has an Annual Rate of Pay of $350,000 or more as of his employment commencement date, or
(ii)who (x) has an Annual Rate of Pay that is increased to $350,000 or more and (y) immediately preceding such increase, was not an Eligible Employee.
2.44.2.Employees of NBCUniversal. Except as provided in Section 2.44.4, each employee of NBCUniversal who (x) first becomes a member of the NBCUniversal Executive Committee or the NBCUniversal Management Committee and approved by the Administrator during a Plan Year and (y) immediately preceding the effective date of such membership, was not an Eligible Employee.
2.44.3.Employees of Comcast Spectacor. Except as provided in Section 2.44.4, each employee of Comcast Spectacor:
(a)     Who (i) becomes an employee of Comcast Spectacor, (ii) has an Annual Rate of Pay of $350,000 or more as of his employment commencement date and (iii) is designated as an Eligible Comcast Spectacor Employee by the Administrator, or
(b)     Who (x) is designated as an Eligible Comcast Spectacor Employee by the Administrator, (y) has an Annual Rate of Pay that is increased to $350,000 or more and (z) immediately preceding such increase, was not an Eligible Employee.
2.44.4.Notwithstanding Section 2.44.1, 2.44.2, 2.44.3 or 3.3(b) to the contrary, no individual shall be treated as a New Key Employee or a New Non-Employee Director with respect to any Plan Year if:
(a)Such employee or Non-Employee Director was eligible to participate in another plan sponsored by the Company or an Affiliate of the Company which is considered to be of a similar type as defined in Treasury Regulation § 1.409A-1(c)(2)(i)(A) or (B) with respect to such Plan Year; or
(b)Such employee or Non-Employee Director has been eligible to participate in the Plan or any other plan referenced in Section 2.44.4(a) (other than with respect to the accrual of earnings) at any time during the 24-month period ending on the date such individual would, but for this Section 2.44.4, otherwise become a New Key Employee.
2.45. “Non-Employee Director” means a member of the Board who is not an Eligible Employee of a Participating Company.

2.46. “Normal Retirement” means:
2.46.1.For a Participant who is an employee of a Participating Company immediately preceding his termination of employment, a termination of employment that is treated by the Participating Company as a retirement under its employment policies and practices as in effect from time to time; and
2.46.2.For a Participant who is a Non-Employee Director or Director Emeritus immediately preceding his termination of service, the Participant’s normal retirement from the Board.
2.47. “Other Investment Fund” means the Company Stock Fund and such other hypothetical investment funds designated by the Administrator with respect to any Participant, pursuant to which income, gains, and losses are credited to such Participant’s Account as if the Account, to the extent deemed invested in such Other Investment Fund, were credited with income, gains, and losses as if actually invested in such fund. The Participant shall designate the Other Investment Funds in which the Participant’s Account shall be invested in accordance with rules established by the Administrator, including with respect to the eligibility of a Participant to participate in a particular investment fund that is an Other Investment Fund.
2.48. “Participant” means each individual who has made an Initial Deferral Election or a Regular Deferral Election or for whom an Account is established pursuant to Section 5.1, and who has an undistributed amount credited to an Account under the Plan, including an Active Participant, a Deceased Participant, a Retired Participant, an RSU Deferral Eligible Employee, a Disabled Participant, and an Inactive Participant.
2.49. “Participating Company” means the Company and each Affiliate of the Company in which the Company owns, directly or indirectly, 50 percent or more of the voting interests or value, other than such an Affiliate designated by the Administrator as an excluded Affiliate, provided that any Affiliate organized outside the United States shall be an excluded Affiliate except to the extent otherwise designated by the Administrator. Notwithstanding the foregoing, the Administrator may delegate its authority to designate an eligible Affiliate as an excluded Affiliate under this Section 2.49 to an officer of the Company or committee of two or more officers of the Company.
2.50. “Performance-Based Compensation” means Compensation or an Award that satisfies the requirements for “Performance-Based Compensation” under Section 409A.
2.51. “Performance Period” means a period of at least 12 months during which a Participant may earn Performance-Based Compensation. The Performance Period for annual incentive bonuses earned by Eligible Comcast Spectacor Employees shall be Comcast Spectacor’s fiscal year ending June 30.
2.52. “Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization.
2.53. “Plan” means the Comcast Corporation 2005 Deferred Compensation Plan, as set forth herein, and as amended from time to time.
2.54. “Plan Year” means the calendar year.
2.55. “Prime Rate” means, for any calendar year, the interest rate that, when compounded daily pursuant to rules established by the Administrator from time to time, is mathematically equivalent to the prime rate of interest (compounded annually) as published in the Eastern Edition of The Wall Street Journal on the last business day preceding the first day of such calendar year, and as adjusted as of the last business day preceding the first day of each calendar year beginning thereafter.
2.56.     “Protected Account Balance” means a Participant’s Protected Account Balance, as determined under the terms of the Plan as in effect immediately before the Plan Merger Date, including interest credits attributable to such amounts. Notwithstanding this Section 2.57, except as otherwise provided by the Administrator, the Protected Account Balance of an Eligible Comcast Employee who is re-employed by a Participating Company following an employment termination date shall be zero.
2.57. “Regular Deferral Election” means a written election on a form provided by the Administrator and filed with the Administrator in accordance with Article 3, pursuant to which a Participant:
2.57.1.Elects to defer the receipt of a Signing Bonus and designates the distribution date of such amounts, provided that no Regular Deferral Election shall be effective with respect to the deferral of a Signing Bonus unless (a) such Signing Bonus is forfeitable if the Participant fails to continue in service to a specified date (other than as the result of the Participant’s termination of employment because of death, Disability or Company-initiated termination without cause, as determined by the Administrator), and (b) the Regular Deferral Election is filed with the Administrator on or before the 30th day following the date of grant of such Signing Bonus and at least one year before such specified date.
2.57.2.Who is an RSU Deferral Eligible Employee elects to defer the receipt of some or all of the Shares issuable with respect to Restricted Stock Units as to which a Vesting Date has not yet occurred and that are not subject to an Initial Deferral Election, and designates the distribution date of such amounts, by filing a Regular Deferral Election to defer the receipt of such Shares, provided that no Regular Deferral Election shall be effective with respect to the deferral of the receipt of Shares unless it is filed with the Adminsitrator on or before the close of business at least one year before the scheduled Vesting Date of such Restricted Stock Units.
2.58. “Restatement Effective Date” means December 31, 2025.
2.59. “Restricted Stock Unit” means a unit that entitles the Participant, upon the Vesting Date set forth in an Award, to receive one Share.
2.60. “Retired Participant” means a Participant who has terminated service pursuant to a Normal Retirement.
2.61. “RSU Account” means the portion of a Participant’s Account that is attributable to Deferred Stock Units.
2.62. “RSU Deferral Eligible Employee” means:
2.62.1.An Eligible Comcast Employee whose Annual Rate of Pay is $350,000 or more as of both: (a) the date on which an Initial Deferral Election or Regular Deferral Election is filed with the Administrator; and (b) the first day of the calendar year in which such Initial Deferral Election or Regular Deferral Election is filed;
2.62.2.Each New Key Employee; and

2.62.3.Each other employee of a Participating Company who is designated by the Administrator, in its sole and absolute discretion, as an RSU Deferral Eligible Employee.
2.63. Notwithstanding anything in this Section 2.63 to the contrary, except as otherwise provided by the Administrator, no Participant who is an employee of NBCUniversal shall be an RSU Deferral Eligible Employee.
2.64. “Section 16 Officer” means an “officer” of the Company, as defined pursuant to Rule 16a-1(f) under the 1934 Act.
2.65. “Section 409A” means section 409A of the Internal Revenue Code of 1986, as amended, as interpreted by the various Notices, Announcements, Proposed Regulations and Final Regulations thereunder.
2.66. “Severance Pay” means any amount that is payable in cash and is identified by a Participating Company as severance pay, or any amount which is payable on account of periods beginning after the last date on which an employee (or former employee) is required to report for work for a Participating Company.
2.67. “Share” or “Shares” means a share or shares of Class A Common Stock, par value $0.01, of the Company.
2.68. “Signing Bonus” means Compensation payable in cash and designated by the Administrator as a special bonus intended to induce an individual to accept initial employment (or re-employment) by a Participating Company or to execute an employment agreement, or an amount payable in connection with a promotion.
2.69. “Subsequent Deferral Election” means:
2.69.1.With respect to Compensation, a written election on a form provided by the Administrator, filed with the Administrator in accordance with Article 3, pursuant to which a Participant elects to defer the time of payment of amounts previously deferred in accordance with the terms of a previously filed Initial Deferral Election, Regular Deferral Election, or Subsequent Deferral Election.
2.69.2.With respect to Deferred Stock Units, a written election on a form provided by the Administrator, filed with the Administrator in accordance with Article 3, pursuant to which a Participant: (i) elects to further defer the distribution date of Shares issuable with respect to Deferred Stock Units and (ii) designates the distribution date of such Shares.
2.70. “Surviving Spouse” means the widow or widower, as the case may be, of a Deceased Participant or a Deceased Beneficiary (as applicable).
2.71. Termination of Employment. For purposes of the Plan, a transfer of an employee between two employers, each of which is the Company or an Affiliate, shall not be deemed a “termination of employment.” A Participant who is a Non-Employee Director shall be treated as having terminated employment on the Participant’s termination of service as a Non-Employee Director, provided that if such a Participant is designated as a Director Emeritus upon termination of service as a Non-Employee Director, such Participant shall not be treated as having terminated employment until the Participant’s termination of service as a Director Emeritus.

2.72. “Third Party” means any Person, together with such Person’s Affiliates, provided that the term “Third Party” shall not include the Company or an Affiliate of the Company.
2.73. “Total Compensation” means:
2.73.1.The sum of an Eligible Employee’s Annual Rate of Pay, plus any target bonus amount under an annual cash bonus award that is includible as “Compensation” under Section 2.19 (for the avoidance of doubt, excluding any Signing Bonus), plus the grant date value of any annual long-term incentive award granted in the immediately preceding Plan Year, all as determined by the Administrator in its sole discretion, as of the September 30th immediately preceding the Plan Year.
2.73.2.For the purpose of determining Total Compensation under the Plan, the Administrator, in its sole discretion, may determine the applicable value of an Eligible Employee’s annual long-term incentive award in appropriate circumstances, such as where the Eligible Employee’s actual annual long-term incentive award (if any) reflects a new hire’s short period of service, or other similar circumstances.
2.74. “Vesting Date” means the date on which the Participant vests in a Restricted Stock Unit.
ARTICLE 3 – INITIAL, REGULAR AND SUBSEQUENT DEFERRAL ELECTIONS
Part A: Deferrals of Compensation. Sections 3.1 through 3.5 shall apply to the deferral of Compensation.

3.1. Elections.
(a)Initial Deferral Elections. Subject to any applicable limitations or restrictions on Initial Deferral Elections, each Non-Employee Director, Director Emeritus and Eligible Employee shall have the right to defer Compensation by filing an Initial Deferral Election with respect to Compensation that he would otherwise be entitled to receive for a calendar year or other Performance Period at the time and in the manner described in this Article 3. Notwithstanding the foregoing, an individual who is expected to become a New Key Employee on a specific date shall be treated as an “Eligible Employee” for purposes of this Section 3.1(a) and may file an Initial Deferral Election before the date on which such individual becomes a New Key Employee. The Compensation of such Non-Employee Director, Director Emeritus or Eligible Employee for a calendar year or other Performance Period shall be reduced in an amount equal to the portion of the Compensation deferred by such Non-Employee Director, Director Emeritus or Eligible Employee for such period of time pursuant to such Non-Employee Director’s, Director Emeritus’s or Eligible Employee’s Initial Deferral Election. Such reduction shall be effected on a pro rata basis from each periodic installment payment of such Non-Employee Director’s, Director Emeritus’s or Eligible Employee’s Compensation for such period of time (in accordance with the general pay practices of the Participating Company), and credited, as a bookkeeping entry, to such Non-Employee Director’s, Director Emeritus’s or Eligible Employee’s Account in accordance with Section 5.1. Amounts credited to the Accounts of Non-Employee Directors in the form of Company Stock shall be credited to the Company Stock Fund and credited with income, gains and losses in accordance with Section 5.2(c).
(b)Regular Deferral Elections. Subject to any applicable limitations or restrictions on Regular Deferral Elections, each Eligible Employee (including a New Key Employee) shall have the right to elect to defer a Signing Bonus by filing a Regular Deferral

Election. The Signing Bonus of such Eligible Employee shall be reduced in an amount equal to the portion of the Signing Bonus deferred by such Eligible Employee for such period of time pursuant to such Eligible Employee’s Regular Deferral Election. Such reduction shall be credited as a bookkeeping entry to such Eligible Employee’s Account in accordance with Section 5.1.
(c)Subsequent Deferral Elections. Each Participant shall have the right to elect to defer the time of payment or to change the manner of payment of amounts previously deferred in accordance with the terms of a previously made Initial Deferral Election pursuant to the terms of the Plan by filing a Subsequent Deferral Election at the time, to the extent, and in the manner described in this Article 3.
(d)Deferral Period. A Participant may elect a distribution to commence on the earlier of the Participant’s death or the date otherwise specified pursuant to, as applicable, an Initial Deferral Election, a Regular Deferral Election, or a Subsequent Deferral Election.
3.2. Filing of Initial Deferral Election: General. An Initial Deferral Election shall be filed on the form provided by the Administrator for this purpose. Except as provided in Section 3.3:
(a)     No such Initial Deferral Election shall be effective with respect to Compensation other than Signing Bonuses or Performance-Based Compensation unless it is filed with the Administrator on or before December 31 of the calendar year preceding the calendar year to which the Initial Deferral Election applies.
(b)     No such Initial Deferral Election shall be effective with respect to Performance-Based Compensation unless it is filed with the Administrator at least six months before the end of the Performance Period during which such Performance-Based Compensation may be earned.
(c)     No such Initial Deferral Election shall be effective with respect to a Signing Bonus for an Eligible Employee other than a New Key Employee.
3.3. Filing of Initial Deferral Election by New Key Employees and New Non-Employee Directors.
(a)New Key Employees. Notwithstanding Section 3.1 and Section 3.2, a New Key Employee may file an Initial Deferral Election:
(i)to defer Compensation payable for services to be performed after the date of such Initial Deferral Election, provided that such must be filed with the Administrator within 30 days of the date such New Key Employee first becomes eligible to participate in the Plan.
(ii)to defer Compensation payable as a Signing Bonus, provided that such must be filed with the Administrator before such New Key Employee commences service as an Eligible Employee.
(iii)An Initial Deferral Election by such New Key Employee for succeeding calendar years or applicable Performance Periods shall be made in accordance with Section 3.1 and Section 3.2.

(b)New Non-Employee Directors. Notwithstanding Section 3.1 and Section 3.2, and except as otherwise provided in Section 2.44.4, a Non-Employee Director may elect to defer Compensation by filing an Initial Deferral Election with respect to his Compensation attributable to services provided as a Non-Employee Director in the calendar year in which a Non-Employee Director’s election as a member of the Board becomes effective (provided that such Non-Employee Director is not a member of the Board immediately preceding such effective date), beginning with Compensation earned following the filing of such Initial Deferral Election with the Administrator and before the close of such calendar year. Such Initial Deferral Election must be filed with the Administrator within 30 days of the effective date of such Non-Employee Director’s election. Any Initial Deferral Election by such Non-Employee Director for succeeding calendar years shall be made in accordance with Section 3.1 and Section 3.2.
3.4. Years to which Initial Deferral Election and Regular Deferral Election May Apply.
(a)     Separate Initial Deferral Elections for Each Calendar Year or Applicable Performance Period. A separate Initial Deferral Election may be filed for each calendar year or other applicable Performance Period as to which a Non-Employee Director, Director Emeritus or Eligible Employee desires to defer such Non-Employee Director’s, Director Emeritus’s or Eligible Employee’s Compensation. The failure of a Non-Employee Director, Director Emeritus or Eligible Employee to make an Initial Deferral Election for any calendar year or other applicable Performance Period shall not affect such Non-Employee Director’s or Eligible Employee’s right to make an Initial Deferral Election for any other calendar year or other applicable Performance Period.
(b)Initial Deferral Election of Distribution Date. Each Non-Employee Director, Director Emeritus or Eligible Employee shall, contemporaneously with an Initial Deferral Election, also elect the time of payment of the amount of the Compensation to which such Initial Deferral Election relates; provided, however, that, except as otherwise specifically provided by the Plan, no distribution may commence earlier than January 2nd of the second calendar year beginning after the date the compensation subject to the Initial Deferral Election was earned or would be paid but for the Initial Deferral Election, nor later than January 2nd of the seventh calendar year beginning after the date the compensation subject to the Initial Deferral Election was earned or would be paid but for the Initial Deferral Election. Further, each Non-Employee Director, Director Emeritus or Eligible Employee may select with each Initial Deferral Election the manner of distribution in accordance with Article 4.
(c)Regular Deferral Election of Distribution Date. Except as otherwise provided in the Plan, no distribution pursuant to a Regular Deferral Election may be made earlier than the fifth anniversary of the Vesting Date, nor later than January 2nd of the seventh calendar year beginning after the Vesting Date. Further, an Eligible Employee may select with each Regular Deferral Election the manner of distribution in accordance with Article 4.
3.5. Subsequent Deferral Elections. No Subsequent Deferral Election shall be effective until 12 months after the date on which such Subsequent Deferral Election is filed.
(a)     Active Participants, Non-Employee Directors, and Section 16 Officers. Each (i) Active Participant, (ii) except as otherwise determined by the Administrator, Participant who is actively employed by a Participating Company who is not an Active Participant, and (iii) Participant designated by the Administrator who has served as a Non-Employee Director or Section 16 Officer at any time on or after January 1, 2019 (whether or not such individual is an Active Participant), in each case, who has filed an Initial Deferral

Election or who has filed a Subsequent Deferral Election, may elect to defer the time of payment of any part or all of such Participant’s Account for a minimum of five (5) and a maximum of seven (7) additional years from the previously-elected payment date by filing a Subsequent Deferral Election with the Administrator at least 12 months before the lump-sum distribution or initial installment payment would otherwise be made. The number of Subsequent Deferral Elections under this Section 3.5(a) shall not be limited. The Administrator may designate the specific Other Investment Fund(s) to which the Account of any individual who has terminated service to the Company shall be deemed invested.
(b)     Inactive Participants. Except as otherwise provided in Section 3.5(a), the Administrator may, in its sole and absolute discretion, permit an Inactive Participant to make a Subsequent Deferral Election to defer the time of payment of any part or all of such Inactive Participant’s Account for a minimum of five (5) years and a maximum of seven (7) additional years from the previously-elected payment date, by filing a Subsequent Deferral Election with the Administrator at least 12 months before the lump-sum distribution or initial installment payment would otherwise be made. The number of Subsequent Deferral Elections under this Section 3.5(b) shall be determined by the Administrator in its sole and absolute discretion.
(c)Surviving Spouses – Subsequent Deferral Election. A Beneficiary of a Deceased Participant who is a Deceased Participant’s Surviving Spouse may elect distribution to commence on the earlier of a date within 60 days following a Participant’s death, or the date otherwise specified pursuant to an initial Deferral Election, a Regular Deferral Election, or a Subsequent Deferral Election. A Surviving Spouse who is a Deceased Participant’s Beneficiary may also elect to defer the time of payment of any part or all of such Deceased Participant’s Account the payment of which would be made more than 12 months after the date of such election. Such election shall be made by filing a Subsequent Deferral Election with the Administrator in which the Surviving Spouse shall specify the change in the time of payment, which shall be no less than five (5) years nor more than seven (7) years from the previously-elected payment date. A Surviving Spouse may make a total of two (2) Subsequent Deferral Elections under this Section 3.5(c), with respect to all or any part of the Deceased Participant’s Account. Subsequent Deferral Elections pursuant to this Section 3.5(c) may specify different changes with respect to different parts of the Deceased Participant’s Account.
(d)Beneficiary of a Deceased Participant Other Than a Surviving Spouse – Subsequent Deferral Election. A Beneficiary of a Deceased Participant other than a Surviving Spouse may elect distribution to commence on the earlier of a date within 60 days following a Participant’s death, or the date otherwise specified pursuant to an initial Deferral Election, a Regular Deferral Election, or a Subsequent Deferral Election. In addition, such Beneficiary may elect to defer the time of payment, of any part or all of such Deceased Participant’s Account the payment of which would be made more than 12 months after the date of such election. Such election shall be made by filing a Subsequent Deferral Election with the Administrator in which the Beneficiary shall specify the deferral of the time of payment, which shall be no less than five (5) years nor more than seven (7) years from the previously-elected payment date. A Beneficiary may make one (1) Subsequent Deferral Election under this Section 3.5(d), with respect to all or any part of the Deceased Participant’s Account. Subsequent Deferral Elections pursuant to this Section 3.5(d) may specify different changes with respect to different parts of the Deceased Participant’s Account
(e)Retired Participants and Disabled Participants. The Administrator may, in its sole and absolute discretion, permit a Retired Participant or a Disabled Participant to make a Subsequent Deferral Election to defer the time of payment of any part or all of such Retired or Disabled Participant’s Account that would not otherwise become payable within 12 months of such Subsequent Deferral Election for a minimum of five (5) years and a maximum of seven (7) additional years from the previously-elected payment date by filing a Subsequent Deferral Election with the Administrator on or before the close of business on the date that is at least 12 months before the date on which the lump-sum distribution or initial installment payment would otherwise be made. The number of Subsequent Deferral Elections under this Section 3.5(e) shall be determined by the Administrator in its sole and absolute discretion.
(f)For avoidance of doubt, Participants described in Section 3.5(a) who have served as a Non-Employee Director or Section 16 Officer at any time on or after January 1, 2019 may make Subsequent Deferral Elections as provided in Section 3.5(a) without regard to the exercise of the Administrator’s discretion.
Part B: Deferred Stock Units. Sections 3.6 through 3.11 shall apply to the deferral of Shares and any related dividend equivalents issuable pursuant to Awards. A Participant who is an RSU Deferral Eligible Employee may elect to defer the receipt of Shares and any related dividend equivalents that would otherwise be issuable with respect to Restricted Stock Units as to which a Vesting Date has not occurred, as provided by the Administrator in the Award, consistent, however, with the following:

3.6. Initial Deferral Election and Regular Deferral Election.
3.6.1.Initial Deferral Election. Except as otherwise determined by the Administrator, an Initial Deferral Election is not available with respect to an Award unless such Award qualifies as Performance-Based Compensation.
(a)Election. To the extent determined by the Administrator, each Participant who is a Non-Employee Director or an RSU Deferral Eligible Employee shall have the right to defer the receipt of some or all of the Shares issuable with respect to Restricted Stock Units that are Performance-Based Compensation, by filing an Initial Deferral Election to defer the receipt of such Shares on a form provided by the Administrator for this purpose.
(b)Deadline for Initial Deferral Election. No Initial Deferral Election to defer the receipt of Shares issuable with respect to Restricted Stock Units that are not Performance-Based Compensation shall be effective unless it is filed with the Administrator on or before the 30th day following the Date of Grant and 12 or more months in advance of the applicable Vesting Date. No Initial Deferral Election to defer the receipt of Shares issuable with respect to Restricted Stock Units that are Performance-Based Compensation shall be effective unless it is filed with the Administrator at least six months before the end of the Performance Period during which such Performance-Based Compensation may be earned.
3.6.2.Regular Deferral Election.
(a)Election. To the extent determined by the Administrator, each Participant who is an RSU Deferral Eligible Employee shall have the right to defer the receipt of some or all of the Shares issuable with respect to Restricted Stock Units as to which a Vesting Date has not yet occurred, and that are not subject to an Initial Deferral Election, by filing a Regular Deferral Election to defer the receipt of such Shares and related dividend equivalents on a form provided by the Administrator for this purpose.
(b)Deadline for Regular Deferral Election. No Regular Deferral Election to defer the receipt of Shares issuable with respect to Restricted Stock Units shall be effective unless it is filed with the Administrator on or before the close of business at least one year before the scheduled Vesting Date of such Restricted Stock Units.
3.7. Effect of Failure of Vesting Date to Occur. An Election shall be null and void if a Vesting Date with respect to the Restricted Stock Units does not occur before the distribution date for Shares issuable with respect to such Restricted Stock Units identified in such Election.
3.8. Deferral Period. Except as otherwise provided in Section 3.8.3, all Shares issuable with respect to Restricted Stock Units that are subject to an Election shall be delivered to the Participant (or the Participant’s Beneficiary) without any legend or restrictions (except those that may be imposed by the Administrator, in its sole judgment, to comply with applicable securities laws), on the distribution date for such Shares designated by the Participant on the most recently filed Election. The distribution date may vary with each separate Election. A Participant may elect distribution to commence on the earlier of the Participant’s death or the date otherwise specified pursuant to an Initial Deferral Election, a Regular Deferral Election, or a Subsequent Deferral Election.
3.8.1.Initial Deferral Election. Except as otherwise specifically provided by the Plan, no distribution pursuant to an Initial Deferral Election may be made earlier than the second anniversary of the Vesting Date, nor later than January 2nd of the seventh calendar year beginning after the Vesting Date.
3.8.2.Regular Deferral Election. No distribution pursuant to a Regular Deferral Election may be made earlier than the fifth anniversary of the Vesting Date, nor later than January 2nd of the seventh calendar year beginning after the Vesting Date.
3.8.3.Subsequent Deferral Elections. Notwithstanding anything in this Section 3.8 to the contrary, no Subsequent Deferral Election shall be effective until 12 months after the date on which such Subsequent Deferral Election is made.
(a)Each Active Participant, and each Participant designated by the Administrator who has served as a Non-Employee Director or Section 16 Officer at any time on or after January 1, 2019 (whether or not such individual is an Active Participant) (A) who has previously made an Initial Deferral Election or a Regular Deferral Election to receive a distribution of part or all of his or her Account, or (B) who, pursuant to this Section 3.8 has made a Subsequent Deferral Election to defer the distribution date for Deferred Stock Units, may delay the payment date for an additional period from the originally-elected distribution date (provided that no distribution pursuant to a Subsequent Deferral Election may be made earlier than the fifth anniversary of the previously-elected distribution date, nor later than the seventh anniversary of the previously-elected distribution date), by filing a Subsequent Deferral Election with the Administrator on or before the close of business at least one year before the date on which the distribution would otherwise be made. The number of Subsequent Deferral Elections under this Section 3.8.3 shall not be limited.
(b)The Administrator may, in its sole and absolute discretion, permit a Retired Participant to elect to defer the distribution date of the Retired Participant’s Deferred Stock Units for five additional years from the date payment would otherwise be made. A Subsequent Deferral Election must be filed with the Administrator on or before the close of business at least one year before the date on which the distribution would otherwise be made, as reflected on the Retired Participant’s last Election. For avoidance of doubt, Participants described in Section 3.8.3(a) who have served as a Non-Employee Director or Section 16 Officer at any time on or after January 1, 2019 may make Subsequent Deferral Elections as provided in Section 3.8.3(a) without regard to the exercise of the Administrator’s discretion.

3.8.4.
3.9. Book Accounts. An RSU Account shall be established for each Participant who makes an Election with respect to an Award. Deferred Stock Units shall be credited to the RSU Account as of the date an Election becomes effective. Each Deferred Stock Unit will represent a hypothetical Share credited to the Account in lieu of delivery of the Shares to which the Election applies. To the extent an RSU Account is deemed invested in an Other Investment Fund, the Administrator shall credit income, gains, and losses on the same basis as if the RSU Account were directly invested in such Other Investment Fund. To the extent an RSU Account is deemed invested in the Income Fund, the Administrator shall credit earnings with respect to such RSU Account at the Applicable Interest Rate, as further provided in Section 3.10.
3.10. Crediting of Income, Gains, and Losses on RSU Accounts.
3.10.1.In General. Except as otherwise provided in this Section 3.10 or Section 3.11, the value of such portion of a Participant’s RSU Account shall be determined as if it were invested in the Company Stock Fund.
3.10.2.Credits to Other Investment Funds.
(a)Post-Termination Elections. To the extent credited to the Income Fund, the RSU Accounts of Non-Employee Directors and Section 16 Officers whose Subsequent Deferral Elections are made after their termination of service shall be credited to an Other Investment Fund. The Administrator may designate the specific Other Investment Fund or Funds to which the RSU Account of any individual who has terminated service to the Company shall be invested.
(b)High Balance Participants.
(i)If the Income Fund of a Participant other than a Non-Employee Director or Covered Participant exceeds the Income Fund Limit as of the last day of a Plan Year, the excess of (x) the amount credited to the Participant’s Income Fund over (y) the Income Fund Limit shall be deemed transferred to an Other Investment Fund as of such last day of such Plan Year.
(ii)All amounts credited to a Non-Employee Director’s RSU Account shall be deemed invested in an Other Investment Fund. The amount credited to the Income Fund with respect to an individual who becomes a Non-Employee Director shall be transferred to an Other Investment Fund as of the first day of the first month to commence immediately following the date such individual becomes a Non-Employee Director, and all amounts credited to the Non-Employee Director’s RSU Account on and after such date shall be deemed invested in an Other Investment Fund.
(iii)All amounts credited to a Covered Participant’s RSU Account shall be deemed invested in an Other Investment Fund. The amount credited to the Income Fund with respect to an individual who becomes a Covered Participant shall be transferred to an Other Investment Fund as of the first day of the first month to commence immediately following the date such individual becomes a Covered Participant, and all amounts credited to the Covered Participant’s RSU Account on and after such date shall be deemed invested in an Other Investment Fund.
(c)Section 16 Officers. Pursuant to rules established by the Administrator, a Section 16 Officer may elect to (x) transfer amounts credited to their RSU

Accounts that were previously subject to a Diversification Election and that are deemed to be invested in the Income Fund to an Other Investment Fund, or (y) transfer amounts credited to their RSU Accounts that were previously subject to a Diversification Election and that are deemed to be invested in an Other Investment Fund to the Income Fund to the extent that immediately after such transfer, the amount credited to such Section 16 Officer’s Income Fund does not exceed the Income Fund Limit.
(d)Subsequent Deferral Elections. Amounts subject to a Subsequent Deferral Election that takes effect while a Participant’s Income Fund exceeds the Income Fund Limit shall be deemed invested in an Other Investment Fund.
3.10.3.Protocol for Deemed Transfers between Income Fund and an Other Investment Fund. As provided in this Article 3, the timing of distributions of amounts credited to a Participant’s RSU Account is established pursuant to Initial Deferral Elections, Regular Deferral Elections, and Subsequent Deferral Elections, and a Participant may elect various distribution dates for amounts subject to Initial Deferral Elections, Regular Deferral Elections, and Subsequent Deferral Elections. Amounts deemed transferred from the Income Fund to Other Investment Funds as a result of the application of the Income Fund Limit or pursuant to elective transfers described in Section 3.10.2(c), and amounts deemed transferred from an Other Investment Fund to the Income Fund pursuant to elective transfers described in Section 3.10.2(c) shall be sourced and allocated on a uniform and consistent basis as determined by the Administrator, provided that amounts transferred among Funds, and any income, gains, or losses credited with respect to such transferred amounts, shall continue to be subject to the distribution timing and manner of distribution election to which such amounts were subject immediately before the deemed transfer.
3.11.     Diversification Elections. This Section 3.11 shall not apply to (x) elective transfers described in Section 3.10.2(c) of amounts that were previously subject to a Diversification Election or (y) the Account of any Non-Employee Director.
3.11.1.In General. Except as otherwise provided in Section 3.11.2, and Section 3.11.5, the opportunity to make a Diversification Election shall be available at any time that a Registration Statement filed under the 1933 Act (a “Registration Statement”) is effective with respect to the Plan.
3.11.2.Administrator Approval of Diversification Elections. The opportunity to make a Diversification Election and the extent to which a Diversification Election applies to Deferred Stock Units credited to the Company Stock Fund may be approved or rejected by the Administrator in its sole discretion. A Diversification Election shall only be effective if (and to the extent) approved by the Administrator.
3.11.3.Time and Manner of Making Diversification Elections. Each Participant may make a Diversification Election to convert Deferred Stock Units attributable to such Award credited to the Company Stock Fund to the Income Fund. Except as otherwise provided in Section 3.11.2, no deemed transfers shall be permitted from the Company Stock Fund to the Income Fund. Diversification Elections under this Section 3.11.3 shall be prospectively effective on the later of: (A) the date designated by the Participant on a Diversification Election filed with and approved by the Administrator; or (B) the business day next following the lapse of six months from the date Deferred Stock Units subject to the Diversification Election are credited to the Participant’s RSU Account. In no event may a Diversification Election be effective earlier than the business day next following the lapse of six (6) months from the date Deferred Stock Units are credited to the RSU Account following the lapse of restrictions with respect to an Award.

3.11.4.Interfund Transfers and Timing of Credits. RSU Account balances subject to a Diversification Election under this Section 3.11 shall be deemed transferred from the Company Stock Fund to the Income Fund or Other Investment Fund, as applicable, immediately following the effective date of such Diversification Election. The value of amounts deemed invested in the Income Fund or Other Investment Fund immediately following the effective date of a Diversification Election shall be based on hypothetical sales of Shares underlying the liquidated Deferred Stock Units (and, if applicable, hypothetical purchases of shares of Other Investment Funds) at Fair Market Value as of the effective date of a Diversification Election.
3.11.5.Diversification Limit. No Diversification Election during a calendar year by an Eligible Employee shall be effective and credited to the Income Fund if the sum of (x) the value of the Eligible Employee’s Account in the Prior Equity Plan, plus (y) the value of the Eligible Employee’s Account in the 2002 Deferred Compensation Plan, plus (z) the value of the Eligible Employee’s Account in this Plan exceeds the Contribution Limit with respect to such calendar year, determined as of September 30th immediately preceding such calendar year.
ARTICLE 4 – MANNER OF DISTRIBUTION
4.1. Manner of Distribution.
(a)Amounts credited to an Account shall be distributed, pursuant to an Initial Deferral Election, Regular Deferral Election or Subsequent Deferral Election in either:
(i)a lump sum payment; or
(ii)Substantially equal monthly or annual installments over a five (5)- or ten (10)- year period.
(iii)Installment distributions payable in the form of shares of Company Stock shall be rounded to the next lower whole share. Except for amounts described in Section 5.2(c), all distributions shall be made in cash.
(b)To the extent permitted by Section 409A, notwithstanding any Initial Deferral Election, Regular Deferral Election, or Subsequent Deferral Election or any other provision of the Plan to the contrary:
(i)distributions pursuant to Initial Deferral Elections, Regular Deferral Election, or Subsequent Deferral Elections shall be made in one lump sum payment unless the portion of a Participant’s Account subject to distribution, as of both the date of the Initial Deferral Election or Subsequent Deferral Election and the benefit commencement date, has a value of more than the applicable amount under section 402(g)(1)(B) of the Code as of the first day of the Plan Year.
(ii)following a Participant’s termination of employment for any reason, if the amount credited to the Participant’s Account has a value that is less than the amount referenced in Section 4.1(b)(i), the Administrator may, in its sole discretion, direct that such amount be distributed to the Participant (or Beneficiary, as applicable) in one lump sum payment, provided that the payment is made on or before the later of (i) December 31 of the calendar year in which the Participant terminates employment or (ii) the date two and one-half months after the Participant terminates employment.

4.2. Determination of Account Balances for Purposes of Distribution. The amount of any distribution made pursuant to Section 4.1 shall be based on the balances in the Participant’s Account on the date the recordkeeper appointed by the Administrator transmits the distribution request for a Participant to the Administrator for payment and processing, provided that payment with respect to such distribution shall be made as soon as reasonably practicable following the date the distribution request is transmitted to the Administrator. For this purpose, the balance in a Participant’s Account shall be calculated by crediting income, gains and losses under the Other Investment Fund and Income Fund, as applicable, through the date immediately preceding the date on which the distribution request is transmitted from the recordkeeper.
4.3. Plan-to-Plan Transfers; Change in Time and Form of Election Pursuant to Special Section 409A Transition Rules. The Administrator may delegate its authority to arrange for plan-to-plan transfers or to permit benefit elections as described in this Section 4.3 to an officer of the Company or committee of two or more officers of the Company.
(a)The Administrator may, with a Participant’s consent, make such arrangements as it may deem appropriate to transfer the Company’s obligation to pay benefits with respect to such Participant which have not become payable under this Plan, to another employer, whether through a deferred compensation plan, program or arrangement sponsored by such other employer or otherwise, or to another deferred compensation plan, program or arrangement sponsored by the Company or an Affiliate. Following the completion of such transfer, with respect to the benefit transferred, the Participant shall have no further right to payment under this Plan.
(b)The Administrator may, with a Participant’s consent, make such arrangements as it may deem appropriate to assume another employer’s obligation to pay benefits with respect to such Participant which have not become payable under the deferred compensation plan, program or arrangement under which such future right to payment arose, to the Plan, or to assume a future payment obligation of the Company or an Affiliate under another plan, program or arrangement sponsored by the Company or an Affiliate. Upon the completion of the Plan’s assumption of such payment obligation, the Administrator shall establish an Account for such Participant, and the Account shall be subject to the rules of this Plan, as in effect from time to time.
4.4. Required Suspension of Payment of Benefits. Notwithstanding any provision of the Plan or any Participant’s election as to the date or time of payment of any benefit payable under the Plan, to the extent compliance with the requirements of Treas. Reg. § 1.409A-3(i)(2) (or any successor provision) is necessary to avoid the application of an additional tax under Section 409A to payments due to the Participant upon or following his separation from service, then notwithstanding any other provision of this Plan, any such payments that are otherwise due within six months following the Participant’s separation from service will be deferred and paid to the Participant in a lump sum immediately following that six-month period, or if earlier, upon such Participant’s death. .
4.5. Most Recently Filed Initial Deferral Election, Regular Deferral Election, or Subsequent Deferral Election Controlling. Except as otherwise specifically provided by the Plan, no distribution of the amounts deferred by a Participant shall be made before the payment date designated by the Participant on the most recently filed Initial Deferral Election, Regular Deferral Election, or Subsequent Deferral Election with respect to each deferred amount; provided that a Participant may elect distribution to commence on the earlier of the Participant’s death or the date otherwise specified pursuant to an Initial Deferral Election, a Regular Deferral Election, or a Subsequent Deferral Election.

ARTICLE 5 – BOOK ACCOUNTS
5.1. Deferred Compensation Account. A Deferred Compensation Account shall be established for each Non-Employee Director, Director Emeritus and Eligible Employee when such Non-Employee Director, Director Emeritus or Eligible Employee becomes a Participant. Compensation deferred pursuant to the Plan shall be credited to the Account on the date such Compensation would otherwise have been payable to the Participant. An RSU Account shall be established for each Participant who is an RSU Deferral Eligible Employee and who elects to defer the receipt of Shares issuable pursuant to an Award.
5.2. Crediting of Income, Gains, and Losses on Accounts. This Section 5.2 shall not apply to RSU Accounts, which are subject to Section 3.10.
(a)In General. Except for amounts credited to the Accounts of Participants who are:
(i)Non-Employee Directors who have elected to defer the receipt of Compensation payable in the form of Company Stock,
(ii)Non-Employee Directors whose Account has been credited to an Other Investment Fund pursuant to Section 5.2(b)(1)(B)(3);
(iii)Covered Participants whose Account has been credited to an Other Investment Fund pursuant to Section 5.2(b)(1)(B)(4);
(iv)Participants subject to the Income Fund Limit; and
(v)Section 16 Officers who, pursuant to rules established by the Administrator, have elected to transfer amounts credited to their Accounts that are deemed to be invested in the Income Fund to an Other Investment Fund; and
(vi)Non-Employee Directors and Section 16 Officers, with respect to amounts subject to Subsequent Deferral Elections permitted to be made after their termination of service;
(vii)all amounts credited to Participants’ Accounts shall be credited with income, gains and losses as if they were invested in the Income Fund.
(b)     Crediting of Income, Gains, and Losses on Accounts Subject to Investment Restrictions. The Administrator may establish rules from time to time to limit the frequency with which Participants may change the direction of deemed investments that are credited to such Participants’ Accounts.
(i)Credits to Other Investment Funds.
(A)Post-Termination Elections. The Accounts of Non-Employee Directors and Section 16 Officers whose Subsequent Deferral Elections are made after their termination of service in accordance with Section 3.5(a) shall be credited to an Other Investment Fund.
(B)Participants Whose Income Fund Exceeds the Income Fund Limit.

(1)Subsequent Deferral Election. Amounts subject to a Subsequent Deferral Election that takes effect when the amount credited to the Income Fund with respect to a Participant exceeds $100 million shall be deemed invested in an Other Investment Fund.
(2)Year-End Adjustments. Except with respect to Participants who are subject to Section 5.2(b)(i)(B)(3) or Section 5.2(b)(i)(B)(4), if the amount credited to the Income Fund with respect to a Participant exceeds $100 million as of the last day of a Plan Year, the lesser of (x) the amount credited to the Income Fund with respect to such Participant for such Plan Year or (y) the excess of (I) the amount credited to the Income Fund with respect to such Participant as of the last day of such Plan Year over (II) $100 million shall be transferred to an Other Investment Fund as of such last day.
(3)Non-Employee Directors. If a Non-Employee Director’s Income Fund exceeds the Income Fund Limit, the amount credited to the Non-Employee Director’s Income Fund shall be transferred to an Other Investment Fund and all amounts credited to the Non-Employee Director’s Account on and after such date shall be deemed invested in an Other Investment Fund. The amount credited to the Income Fund with respect to an individual who has an Account under the Plan and who becomes a Non-Employee Director after shall be transferred to an Other Investment Fund as of the first day of the month next following the date such individual becomes a Non-Employee Director, and all amounts credited to the Non-Employee Director’s Account on and after such date shall be deemed invested in an Other Investment Fund (provided that such Non-Employee Director has consented to waive his or her rights with respect to (i) the Applicable Interest Rate applicable to such Non-Employee Director’s Account (including the Protected Account Balance) for purposes of any current or future Initial Deferral Elections, Regular Deferral Elections, and Subsequent Deferral Elections while such individual is a Non-Employee Director and (ii) the application of Section 10.2 to such Non-Employee Director’s Account).
(4)Covered Participants. If a Covered Participant’s Income Fund exceeds the Income Fund Limit, the amount credited to the Covered Participant’s Income Fund shall be transferred to an Other Investment Fund and all amounts credited to the Covered Participant’s Account on and after such date shall be deemed invested in an Other Investment Fund. The amount credited to the Income Fund with respect to an individual who has an Account under the Plan and who becomes a Covered Participant shall be transferred to an Other Investment Fund as of the first day of the month next following the date such individual becomes a Covered Participant, and all amounts credited to the Covered Participant’s Account on and after such date shall be deemed invested in an Other Investment Fund for purposes of any current or future Initial Deferral Elections, Regular Deferral Elections, and Subsequent Deferral Elections while such individual is a Covered Participant and (ii) the application of Section 10.2 to such Covered Participant’s Account).
(C)Section 16 Officers. Pursuant to rules established by the Administrator, a Section 16 Officer may elect to (x) transfer amounts credited to such Section 16 Officer’s Account that are deemed to be invested in the Income Fund to an Other Investment Fund, (y) transfer amounts credited to such Account from an Other Investment Fund to a different Other Investment Fund, or (z) transfer amounts credited to such Account that are deemed to be invested in an Other Investment Fund to the Income Fund to the extent that immediately after such transfer, the amount credited to such Section 16 Officer’s Income Fund does not exceed the Income Fund Limit.
(ii)Protocol for Deemed Transfers between Income Fund and an Other Investment Fund. As provided in Article III, the timing of distributions of amounts credited to a Participant’s Account is established pursuant to Initial Deferral Elections, Regular

Deferral Elections, and Subsequent Deferral Elections, and a Participant may elect various distribution dates for amounts subject to Initial Deferral Elections, Regular Deferral Elections, and Subsequent Deferral Elections. Amounts deemed transferred from the Income Fund to Other Investment Funds as a result of the application of the Income Fund Limit or pursuant to elective transfers described in Section 5.2(b)(i)(C), and amounts deemed transferred from an Other Investment Fund to the Income Fund pursuant to elective transfers described in Section 5.2(b)(i)(C) shall be sourced and allocated on a uniform and consistent basis as determined by the Administrator, provided that amounts transferred among Funds, and any income, gains, or losses credited with respect to such transferred amounts, shall continue to be subject to the distribution timing and manner of distribution election to which such amounts were subject immediately before the deemed transfer.
(c)     Stock Fund Credits. Amounts credited to the Accounts of Non-Employee Directors, Covered Participants, and High Balance Participants in the form of Company Stock shall be credited with income, gains, and losses as if they were invested in the Company Stock Fund. Except as otherwise provided with respect to Section 16 Officers pursuant to Section 5.2(b)(i)(C) or by the Administrator with respect to Participants who are not Section 16 Officers, no portion of such Participant’s Account may be deemed transferred from the Company Stock Fund to the Income Fund or to an Other Investment Fund. Amounts credited in the form of Company Stock at the time of distribution to the Accounts of (i) Non-Employee Directors and (ii) Participants under circumstances described in Section 5.2(a)(vi) shall be distributed in the form of Company Stock, rounded to the next lower whole share.
(d)Timing of Credits. Except as otherwise provided in this Section 5.2, Compensation deferred pursuant to the Plan shall be deemed invested in the Income Fund on the date such Compensation would otherwise have been payable to the Participant, provided that if (i) Compensation would otherwise have been payable to a Participant on a Company payroll date that falls within five (5) days of the end of a calendar month, and (ii) based on the Administrator’s regular administrative practices, it is not administratively practicable for the Administrator to transmit the deferred amount of such Compensation to the Plan’s recordkeeper on or before the last day of the month, such deferred amount shall not be deemed invested in the Income Fund until the first day of the calendar month next following such Company payroll date. Accumulated Account balances subject to an investment fund election under Section 5.2(b) shall be deemed invested in the applicable investment fund as of the effective date of such election. The value of amounts deemed invested in an Other Investment Fund shall be based on hypothetical purchases and sales of such Other Investment Fund at Fair Market Value as of the effective date of the applicable investment election.
5.3. Status of Deferred Amounts. Regardless of whether or not the Company is a Participant’s employer, all Compensation deferred under this Plan shall continue for all purposes to be a part of the general funds of the Company.
5.4. Participants’ Status as General Creditors. Regardless of whether or not the Company is a Participant’s employer, an Account (including an RSU Account) shall at all times represent a general obligation of the Company. The Participant shall be a general creditor of the Company with respect to this obligation, and shall not have a secured or preferred position with respect to the Participant’s Accounts. Nothing contained herein shall be deemed to create an escrow, trust, custodial account or fiduciary relationship of any kind. Nothing contained herein shall be construed to eliminate any priority or preferred position of a Participant in a bankruptcy matter with respect to claims for wages.

ARTICLE 6 – NO ALIENATION OF BENEFITS; PAYEE DESIGNATION
6.1. Non-Alienation. Except as otherwise required by applicable law, or as provided by Section 6.2, the right of any Participant or Beneficiary to any benefit or interest under any of the provisions of this Plan shall not be subject to encumbrance, attachment, execution, garnishment, assignment, pledge, alienation, sale, transfer, or anticipation, either by the voluntary or involuntary act of any Participant or any Participant’s Beneficiary or by operation of law, nor shall such payment, right, or interest be subject to any other legal or equitable process.
6.2. Domestic Relations Orders. Notwithstanding any other provision of the Plan or the terms of any Initial Deferral Election, Regular Deferral Election, or Subsequent Deferral Election, the Plan shall honor the terms of a Domestic Relations Order if the Administrator determines that it satisfies the requirements of the Plan’s policies relating to Domestic Relations Orders as in effect from time to time, provided that a Domestic Relations Order shall not be honored unless (i) it provides for payment of all or a portion of a Participant’s Account under the Plan to the Participant’s spouse or former spouse and (ii) it provides for such payment in the form of a single cash lump sum that is payable as soon as administratively practicable following the determination that the Domestic Relations Order meets the conditions for approval.
6.3. Payee Designation. Subject to the terms and conditions of the Plan, a Participant or Beneficiary may direct that any amount payable pursuant to an Initial Deferral Election, Regular Deferral Election, or a Subsequent Deferral Election on any date designated for payment be paid to any person or persons or legal entity or entities, including, but not limited to, an organization exempt from federal income tax under section 501(c)(3) of the Code, instead of to the Participant or Beneficiary. Such a payee designation shall be provided to the Administrator by the Participant or Beneficiary in writing on a form provided by the Administrator, and shall not be effective unless it is provided immediately preceding the time of payment. The Company’s payment pursuant to such a payee designation shall relieve the Company and its Affiliates of all liability for such payment.
ARTICLE 7 – DEATH OF PARTICIPANT
7.1. Death of Participant. Except as otherwise provided in Section 3.5, a Deceased Participant’s Account shall be distributed in accordance with the last Initial Deferral Election, Regular Deferral Election, or Subsequent Deferral Election made by the Deceased Participant before the Deceased Participant’s death.
7.2. Designation of Beneficiaries. Each Participant (and Beneficiary) shall have the right to designate one or more Beneficiaries to receive distributions in the event of the Participant’s (or Beneficiary’s) death by filing with the Administrator a Beneficiary designation on a form that may be prescribed by the Administrator for such purpose from time to time. The designation of a Beneficiary or Beneficiaries may be changed by a Participant (or Beneficiary) at any time prior to such Participant’s (or Beneficiary’s) death by the delivery to the Administrator of a new Beneficiary designation form. The Administrator may require that only the Beneficiary or Beneficiaries identified on the Beneficiary designation form prescribed by the Administrator be recognized as a Participant’s (or Beneficiary’s) Beneficiary or Beneficiaries under the Plan, and that absent the completion of the currently prescribed Beneficiary designation form, the Participants (or Beneficiary’s) Beneficiary designation shall be the Participant’s (or Beneficiary’s) estate. If a Participant designates more than one person or entity as Beneficiary and one or more (but less than all) of the designated Beneficiaries dies before the Participant, such Beneficiary’s portion shall be distributed pro-rata to the surviving Beneficiaries.

ARTICLE 8 – HARDSHIP, OTHER ACCELERATION EVENTS, AND CLAWBACKS
8.1. Hardship. Notwithstanding the terms of an Initial Deferral Election, Regular Deferral Election, or Subsequent Deferral Election, if, at the Participant’s request, the Administrator determines that the Participant has incurred a Hardship, the Administrator may, in its discretion, authorize the immediate distribution of all or any portion of the Participant’s Account.
8.2. Other Acceleration Events. To the extent permitted by Section 409A, notwithstanding the terms of an Initial Deferral Election, Regular Deferral Election, or Subsequent Deferral Election, distribution of all or part of a Participant’s Account may be made:
(a)     To fulfill a Domestic Relations Order in accordance with Section 6.2.
(b)     To the extent necessary to comply with laws relating to avoidance of conflicts of interest, as provided in Treasury Regulation § 1.409A-3(j)(4)(iii) (or any successor provision of law).
(c)     To pay employment taxes to the extent permitted by Treasury Regulation § 1.409A-3(j)(4)(vi) (or any successor provision of law).
(d)     In connection with the recognition of income as the result of a failure to comply with Section 409A, to the extent permitted by Treasury Regulation § 1.409A-3(j)(4)(vii) (or any successor provision of law).
(e)     To pay state, local or foreign taxes to the extent permitted by Treasury Regulation § 1.409A-3(j)(4)(xi) (or any successor provision of law).
(f)     In satisfaction of a debt of a Participant to a Participating Company where such debt is incurred in the ordinary course of the service relationship between the Participant and the Participating Company, to the extent permitted by Treasury Regulation § 1.409A-3(j)(4)(xiii) (or any successor provision of law).
(g)     In connection with a bona fide dispute as to a Participant’s right to payment, to the extent permitted by Treasury Regulation § 1.409A-3(j)(4)(xiv) (or any successor provision of law).
8.3. Clawbacks. Notwithstanding anything to the contrary contained herein, all amounts deferred under the Plan, including all amounts held in any Account (including any RSU Account) and all Deferred Stock Units, and any earnings credited thereto, shall be subject to any clawback or recoupment arrangements or policies the Company has in place from time to time (including, without limitation, any policy adopted to comply with Rule 10D-1 of the 1934 Act or any related stock exchange rules), and the Committee may, to the extent permitted or shall, to the extent required, by applicable law and stock exchange rules or by any applicable Company policy or arrangement, cancel, require reimbursement or provide for the forfeiture of such amount.
ARTICLE 9 – INTERPRETATION
9.1. Authority of Administrator. The Administrator shall have full and exclusive authority to construe, interpret and administer this Plan and the Administrator’s construction and interpretation thereof shall be binding and conclusive on all persons for all purposes.

9.2. Claims Procedure. If an individual (hereinafter referred to as the “Applicant,” which reference shall include the legal representative, if any, of the individual) does not receive timely payment of benefits to which the Applicant believes he is entitled under the Plan, the Applicant may make a claim for benefits in the manner hereinafter provided.
An Applicant may file a claim for benefits with the Administrator on a form supplied by the Administrator. If the Administrator wholly or partially denies a claim, the Administrator shall provide the Applicant with a written notice stating:
(a)The specific reason or reasons for the denial;
(b)Specific reference to pertinent Plan provisions on which the denial is based;
(c)A description of any additional material or information necessary for the Applicant to perfect the claim and an explanation of why such material or information is necessary; and
(d)Appropriate information as to the steps to be taken in order to submit a claim for review.
Written notice of a denial of a claim shall be provided within 90 days of the receipt of the claim, provided that if special circumstances require an extension of time for processing the claim, the Administrator may notify the Applicant in writing that an additional period of up to 90 days will be required to process the claim.
If the Applicant’s claim is denied, the Applicant shall have 60 days from the date of receipt of written notice of the denial of the claim to request a review of the denial of the claim by the Administrator. Request for review of the denial of a claim must be submitted in writing. The Applicant shall have the right to review pertinent documents and submit issues and comments to the Administrator in writing. The Administrator shall provide a written decision within 60 days of its receipt of the Applicant’s request for review, provided that if special circumstances require an extension of time for processing the review of the Applicant’s claim, the Administrator may notify the Applicant in writing that an additional period of up to 60 days shall be required to process the Applicant’s request for review.
It is intended that the claims procedures of this Plan be administered in accordance with the claims procedure regulations of the Department of Labor set forth in 29 CFR § 2560.503-1.
Claims for benefits under the Plan must be filed with the Administrator at the following address:
Comcast Corporation
One Comcast Center
1701 John F. Kennedy Boulevard
Philadelphia, PA 19103
Attention: Chief Legal Officer & Secretary

ARTICLE 10 – AMENDMENT OR TERMINATION
10.1. Amendment or Termination.
10.1.1.In General. Except as otherwise provided by Section 10.2, the Company, by action of the Board or by action of the Administrator, shall have the right at any time, or from time to time, to amend or modify this Plan. The Company, by action of the Board, shall have the right to terminate this Plan at any time.
10.1.2.Discretion to Provide for Distribution in Full Upon or Following a Change of Control. To the extent permitted by Section 409A, in connection with a Change of Control, and for the 12-month period following a Change of Control, the Administrator may exercise its discretion to terminate the Plan and, notwithstanding any other provision of the Plan or the terms of any Initial Deferral Election, Regular Deferral Election, or Subsequent Deferral Election, distribute the Account balance of each Participant in full and thereby effect the revocation of any outstanding Initial Deferral Elections, Regular Deferral Elections, or Subsequent Deferral Elections.
10.2. Amendment of Rate of Credited Earnings. No amendment shall change the Applicable Interest Rate with respect to the portion of a Participant’s Account that is attributable to an Initial Deferral Election, Regular Deferral Election, or Subsequent Deferral Election made with respect to Compensation and filed with the Administrator before the date of adoption of such amendment by the Board or the Administrator without the consent of the Participant. For purposes of this Section 10.2, a Subsequent Deferral Election to defer the payment of part or all of an Account for an additional period after a previously elected payment date (as described in Section 3.5) shall be treated as a separate Subsequent Deferral Election from any previous Initial Deferral Election, Regular Deferral Election, or Subsequent Deferral Election with respect to such Account.
ARTICLE 11 – WITHHOLDING OF TAXES
11.1. In General. Whenever the Participating Company is required to credit deferred Compensation or Deferred Stock Units to the Account of a Participant, the Participating Company shall have the right to require the Participant to remit to the Participating Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the date on such deferred amounts shall be deemed credited to the Account of the Participant, or take any action whatever that it deems necessary to protect its interests with respect to tax liabilities. The Participating Company’s obligation to credit deferred Compensation or Deferred Stock Units to an Account shall be conditioned on the Participant’s compliance, to the Participating Company’s satisfaction, with any withholding requirement. To the maximum extent possible, the Participating Company shall satisfy all applicable withholding tax requirements by withholding tax from other Compensation payable by the Participating Company to the Participant, or by the Participant’s delivery of cash to the Participating Company in an amount equal to the applicable withholding tax.
11.2. Taxes. Subject to the rules of Section 11.3, the Company shall be entitled, if necessary or desirable, to withhold the amount of any tax, charge, or assessment attributable to the grant of any Award, the occurrence of a Vesting Date with respect to any Award, or distribution of all or any part of a Participant’s Account. The Company shall not be required to deliver Shares pursuant to any Award or distribute a Participant’s Account until it has been indemnified to its satisfaction for any such tax, charge, or assessment.

11.3. Payment of Tax Liabilities; Election to Withhold Shares or Pay Cash to Satisfy Tax Liability.
11.3.1.In connection with the distribution of a Participant’s RSU Account, or if, under the terms of an Award, a Participant’s rights with respect to Restricted Stock Units become free of a substantial risk of forfeiture as the result of the Participant’s satisfaction of the age and service conditions for retirement eligibility, and, as a result thereof, employment tax liabilities arise, the Company shall have the right to (A) require the Participant to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements, or (B) take any action whatever that it deems necessary to protect its interests with respect to tax liabilities. The Company’s obligation to make any delivery or transfer of Shares shall be conditioned on the Participant’s compliance, to the Company’s satisfaction, with any withholding requirement.
11.3.2.If part of a Participant’s Award is subject to an Initial Deferral Election or a Regular Deferral Election, or, under the terms of an Award, a Participant’s rights with respect to Restricted Stock Units become free of a substantial risk of forfeiture as the result of the satisfaction of a performance or service condition, or the Participant’s satisfaction of the age and service conditions for retirement eligibility, and, as a result thereof, employment tax liabilities arise, then, except to the extent the Participant affirmatively elects otherwise as part of the Initial Deferral Election or Regular Deferral Election, the Participant shall be required to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements. As part of the Participant’s Initial Deferral Election or Regular Deferral Election, the Participant may elect that Shares subject to such Award be withheld by the Company to the extent necessary to pay such employment tax liabilities (on a fully grossed-up basis to cover income and other withholding tax liabilities that may arise in connection with such an event), notwithstanding that such Shares may not yet have vested and become deliverable in accordance with the terms of the Award. Shares withheld pursuant to this Section 11.3.2 shall be deemed allocated and offset against the number of Restricted Stock Units that may become subject to vesting under the terms of the Award on a basis pro rata to the Restricted Stock Units that give rise to the employment tax liabilities.
ARTICLE 12 – MISCELLANEOUS PROVISIONS
12.1. No Right to Continued Employment. Nothing contained herein shall be construed as conferring upon any Participant the right to remain in service as a Non-Employee Director or Director Emeritus or in the employment of a Participating Company as an executive or in any other capacity.
12.2. Expenses of Plan. All expenses of the Plan shall be paid by the Participating Companies.
12.3. Law Governing Construction. The construction and administration of the Plan and all questions pertaining thereto, shall be governed by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and other applicable federal law and, to the extent not governed by federal law, by the laws of the Commonwealth of Pennsylvania.
12.4. Headings Not a Part Hereof. Any headings preceding the text of the several Articles, Sections, subsections, or paragraphs hereof are inserted solely for convenience of reference and shall not constitute a part of the Plan, nor shall they affect its meaning, construction, or effect.
12.5. Severability of Provisions. If any provision of this Plan is determined to be void by any court of competent jurisdiction, the Plan shall continue to operate and, for the purposes of the jurisdiction of that court only, shall be deemed not to include the provision determined to be void.
12.6. Timing of Payment. Notwithstanding anything in the Plan to the contrary, any payment made under the Plan will be considered to have been timely made, and neither a Participant nor any Beneficiary shall have any claim against the Company for damages based on a delay in such payment, as long as payment is made by December 31st of the year in which occurs the specified payment date or, if later, by the 15th day of the third calendar month following such specified date, or, in connection with any such payment due to death, to the extent permissible under Section 409A, by the end of the calendar year following the year of death. Similarly, neither a Participant nor any Beneficiary shall have any claim against the Company for damages based on any acceleration of any payment under the Plan, provided that such acceleration is not prohibited by Section 409A and would not result in the recognition of income for United States federal income tax purposes prior to the applicable payment or result in any additional tax or interest under Section 409A.
ARTICLE 13 – EFFECTIVE DATE
ARTICLE 14The original effective date of the Plan is January 1, 2005. The effective date of this amendment and restatement of the Plan is December 31, 2025.